UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736	06-0812960
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 369-4500

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Dress Barn, Inc., (the “Company”) adopted The Dress Barn, Inc. Executive Severance Plan (the “Plan”), effective as of March 3, 2010, in order to provide severance benefits to certain selected executive-level employees.  On April 16, 2010, our named executive officers (each, a “Participant”), other than David R. Jaffe, Elliot S. Jaffe and Michael W. Rayden, became eligible to participate in the Plan.  The following summary describes the key provisions of the Plan as they apply to the covered named executive officers.

The Plan provides that in the event of a Participant’s termination of employment without cause, other than a termination that constitutes a change in control termination described below, a Participant will be eligible for the following:
•
12 months of salary continuation for Participants with the title Executive Vice President (“EVP”) (for non-EVPs: three weeks of salary continuation per anniversary year, subject to a minimum of six months and a maximum of 12 months);

•	a pro rata portion of the Participant’s semi-annual bonus based on actual results; and
•	continued health coverage at the active employee rate for a period of up to 12 months (for non-EVPs: a period up to the salary continuation period).

In lieu of the severance benefits described above, if a Participant is terminated without cause or terminates employment for good reason during (1) the 90 day period prior to a change in control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a change in control and ending 12 months later (such termination, a “Post-CIC Termination”), the Participant will be eligible for the following upon the change in control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):
•	a lump sum equal to 1.5 times the sum of the Participant’s annual base salary plus target bonus (for non-EVPs, the multiplier is 1.0);
•	continued health coverage at the active employee rate for a period of up to 18 months (12 months for non-EVPs); and
•
in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the Participant’s termination).

The severance benefits payable under the Plan are subject to: (1) the six month delay under Section 409A of the Internal Revenue Code; (2) the Participant’s execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the Participant’s compliance with certain non-competition and non-solicitation restrictive covenants; and (4) reduction to avoid any excise tax on “parachute payments” if the Participant would benefit from such reduction as compared to paying the excise tax.  Any benefits payable under the Plan to a Participant supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the Participant and the Company.  The terms “cause,” “good reason,” and “change in control” are defined in the Plan.

The foregoing description of the Plan is only a summary and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits:

10.1	The Dress Barn, Inc. Executive Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN, INC.
(Registrant)

Date:  April 22, 2010

/s/ Armand Correia
Armand Correia
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)